                                                                    EXHIBIT 10.3

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     Reference is made to that certain Employment Agreement (the "Employment Agreement") dated as of March 9, 1998 by and between Robert H. Slater ("Executive") and AvalonBay Communities, Inc., a Maryland corporation and successor by name change to Bay Apartment Communities, Inc. (the "Company").

     Whereas, Executive has recently consented to a promotion from the position of Senior Vice President-Property Operations to Executive Vice President; and

     Whereas, Executive and the Company desire to amend the Employment Agreement to reflect such change in position and to make certain clarifications and related changes.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree to amend the Employment Agreement as follows (section references are to sections in the Employment Agreement):

     1. References in the Employment Agreement to the "Effective Date" shall hereafter refer to "March 29, 1999," and thus the Original Term of the Employment Agreement, as amended, shall terminate on March 29, 2002.

     2. The first paragraph of Section 2(a) of the Employment Agreement is hereby amended to read in its entirety as follows (for convenience, language deleted from such paragraph is [bracketed]; and language added to such paragraph is CAPITALIZED:

     During the Employment Period, Executive shall be employed in the business of the Company and its affiliates. Executive shall serve as a corporate officer of the Company with the title of [Senior Vice-President -
     Property Operations] EXECUTIVE VICE PRESIDENT. Executive's duties and authority shall be commensurate with his title and position with the Company, and shall INCLUDE RESPONSIBILITY FOR DIRECT OVERSIGHT OF THE COMPANY'S PROPERTY OPERATIONS. [not be materially diminished from, or materially inconsistent with, his primary duties and authority with Avalon immediately prior to the date of this Agreement.]

     3. In the last sentence of the second paragraph of Section 2(a), the word "Midwest" before the phrase "projects of Trammell Crow Residential" is hereby deleted.

     4. The first sentence of Section 3(a) is hereby amended to read in its entirety as follows (for convenience, language deleted from such sentence is [bracketed]; and language added to such sentence is CAPITALIZED:

     "During the Employment Period, the Executive shall receive an annual rate of base salary ("Base Salary") in an amount, [not less than $300,000] FROM AND AFTER MARCH 29, 1999, OF NOT LESS THAN $315,000."

     5. In Section 8, the definitions of "Competing Enterprise" and "Restricted Activities" are hereby amended by changing the phrase "residential real estate" in each such definition wherever such phrase appears to "multifamily rental real estate" and, further, by deleting clause (a) from the definition of "Competing Enterprise."

     6. In the event that the Company has or hereafter makes any special, mid-year or other non-routine grant of equity outside of the Company's restricted stock and option annual compensation programs, or in the event that the Company grants, outside of the current restricted stock and option annual compensation programs, any equity based compensation pursuant to a "shareholder value" or other long-term plan under which equity grants may be made based on multi-year Company results, the value of any such mid-year, special, or "shareholder value" or long-term plan equity based compensation shall not be included in the calculation of Covered Compensation or Covered Average Compensation, and the value of such equity shall have no impact on any cash payments made under Section 7(c) of the Agreement.

Capitalized terms used herein and not defined herein have the meanings given thereto in the Employment Agreement.

IN WITNESS WHEREOF, this amendment is entered into and is effective as of this 30th day of July, 1999.

                                          AVALONBAY COMMUNITIES, INC.

                                          /s/ Gilbert M. Meyer

                                          Name: Gilbert M. Meyer
                                          Title: Executive Chairman

                                          /s/ Robert H. Slater

                                          Executive: Robert H. Slater